STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Certified Copy

August 1, 2007

Job Number: C20070730-0248
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20070515061-07	Amendment	2 Pages/1 Copies

Respectfully,

ROSS MILLER
Secretary of State

By

Certification Clerk

Commercial Recording Division
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the office of	Document Number 20070515061-07
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/25/2007 5:41 AM
	Entity Number C18050-1999

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Hybrid Dynamics Corporation

2. The articles have been amended as follows (provide article numbers, if available):

AMENDMENT NUMBER 4
TO THE ARTICLES OF INCORPORATION OF
HYBRID DYNAMICS CORPORATION

1. The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Hybrid Dynamics Corporation (the "Corporation").

2 The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on July 22, 1999 (the "Articles of Incorporation").

3. The Articles of Incorporation of the Corporation shall be amended as follows:

A. Article IV is amended to add a new subparagraph (c) as follows:

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 52.46%

4. Effective date of filing (optional): 8/10/07
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required): X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AMENDMENT NUMBER 4
TO THE ARTICLES OF INCORPORATION OF
HYBRID DYNAMICS CORPORATION

1. The name of the corporation for which this Certificate of Amendment to the Articles of Incorporation is being filed is Hybrid Dynamics Corporation (the "Corporation").

2. The original Articles of Incorporation of the Corporation, as subsequently amended, were filed on July 22, 1999 (the "Articles of Incorporation").

3. The Articles of Incorporation of the Corporation shall be amended as follows:

A. Article IV is amended to add a new subparagraph (c) as follows:

(c) On August 10, 2007 (the "Effective Date"), every one-hundred (100) shares of common stock, par value $.00015 per share (the "Common Stock"), of the Corporation issued and outstanding at the close of business on the Effective Date (the "Old Shares") will automatically be converted into one (1) share of Common Stock (the "New Shares") of the Corporation. No fractional shares will be issued and, in lieu thereof, each holder of Common Stock whose aggregate number of shares of Old Shares held in one name or account immediately prior to the Effective Date are fewer than ten-thousand (10,000) shares shall receive one-hundred (100) full shares of New Shares in exchange for such Old Shares.